Exhibit 99.1

News Release
Weatherford Reports First Quarter Results
$0.27 per diluted share, excluding severance and investigation costs
SWITZERLAND, April 20, 2009 — Weatherford International Ltd. (NYSE: WFT) today reported first quarter 2009 income from continuing operations of $186 million, or $0.27 per diluted share, excluding an after tax loss of $0.04 for investigation and exit costs incurred in connection with the company’s withdrawal from sanctioned countries and severance costs principally associated with restructuring activities in North America. First quarter diluted earnings per share from continuing operations reflect a decrease of 46 percent over the first quarter of 2008 diluted earnings per share from continuing operations of $0.50, before non-recurring items, mainly due to a sharp drop off in customer activity in North America.
First quarter revenues were $2,256 million, or three percent higher than the same period last year, against a backdrop of a 19 percent decrease in global rig count. While North America revenue declined 23 percent, in line with a 27 percent decline in rig count, international revenue was up 28 percent against a two percent decrease in international rig count. Company-wide revenue was negatively impacted by approximately $160 million due to the relative strengthening of the U.S. dollar compared to the year-ago period.
Sequentially, the company’s first quarter diluted earnings per share from continuing operations, before non-recurring items, were $0.26 lower than the fourth quarter 2008 diluted earnings per share from continuing operations of $0.53, before non-recurring items. This decline was principally due to the abrupt curtailment of North American activity during the first three months of 2009.

North America
Revenues for the quarter were $837 million, which is a 23 percent decrease over the same quarter in the prior year, as compared to a 27 percent rig count decrease. Sequentially, revenues were down 29 percent as compared to a 28 percent rig count decrease.
Operating income of $123 million was 58 percent lower as compared to the same quarter in the prior year and sequentially, as margins were negatively impacted by pricing, volume and utilization erosion.
Middle East/North Africa/Asia
First quarter revenues of $582 million were 12 percent higher than the first quarter of 2008 and 14 percent lower than the prior quarter. A seasonal pull-back in product sales, coupled with project delays contributed to the decline.
The current quarter’s operating income of $134 million improved 11 percent as compared to the same quarter in the prior year and decreased 18 percent as compared to the prior quarter due to lower pricing and sales volume.
Europe/West Africa/CIS
First quarter revenues of $369 million were six percent higher than the first quarter of 2008 and six percent lower than the prior quarter. The United Kingdom, Romania and Russia had the most significant declines on a sequential basis.

The current quarter’s operating income of $75 million declined 20 percent as compared to the same quarter in the prior year and 15 percent sequentially due to reduced sales volume and lower pricing.
Latin America
First quarter revenues of $468 million were 98 percent higher than the first quarter of 2008 and 21 percent higher than the prior quarter. Mexico was the top performer on a sequential basis.
The current quarter’s operating income of $92 million improved 52 percent as compared to the same quarter in the prior year and was four percent higher when compared to the fourth quarter of 2008.
Reclassifications and Non-GAAP
Non-GAAP performance measures and corresponding reconciliations to GAAP financial measures have been provided for meaningful comparisons between current results and results in prior operating periods.
Conference Call
The company will host a conference call with financial analysts to discuss the 2009 first quarter results on April 20, 2009 at 9:30 a.m. (CDT). The company invites investors to listen to a play back of the conference call at the company’s website, http://www.weatherford.com in the “investor relations” section.

Weatherford is a Swiss-based, multi-national oilfield service company. It is one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry. Weatherford operates in over 100 countries and employs over 45,000 people worldwide.
# # #

Contact:	Andrew P. Becnel	(713) 693-4136
Chief Financial Officer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other things, Weatherford’s prospects for its operations which are subject to certain risks, uncertainties and assumptions. These risks and uncertainties, which are more fully described in Weatherford International Ltd.’s reports and registration statements filed with the SEC, include the impact of oil and natural gas prices and worldwide economic conditions on drilling activity, the outcome of pending government investigations, the demand for and pricing of Weatherford’s products and services, domestic and international economic and regulatory conditions and changes in tax and other laws affecting our business. Should one or more of these risks or uncertainties materialize, or should the assumptions prove incorrect, actual results may vary materially from those currently anticipated.

Weatherford International Ltd.
Consolidated Condensed Statements of Income
(Unaudited)
(In 000’s, Except Per Share Amounts)

	Three Months
	Ended March 31,
	2009	2008
Net Revenues:
North America	$837,353	$1,090,362
Middle East/North Africa/Asia	581,946	521,884
Europe/West Africa/CIS	368,843	347,629
Latin America	467,999	236,017

	2,256,141	2,195,892

Operating Income (Expense):
North America	123,036	291,653
Middle East/North Africa/Asia	134,026	120,674
Europe/West Africa/CIS	74,943	93,213
Latin America	92,217	60,498
Research and Development	(49,021)	(42,639)
Corporate Expenses	(39,599)	(33,632)
Exit and Restructuring	(24,877)	(74,233)

	310,725	415,534

Other Income (Expense):
Interest Expense, Net	(91,063)	(52,803)
Other, Net	(13,539)	499

Income from Continuing Operations
Before Income Taxes	206,123	363,230

Provision for Income Taxes:
Provision for Operations	(35,804)	(80,931)
Benefit From Exit and Restructuring	3,341	7,306

	(32,463)	(73,625)

Income from Continuing Operations, Net of Taxes	173,660	289,605
Loss from Discontinued Operation, Net of Taxes	—	(19,868)

Net Income	173,660	269,737
Net Income Attributable to Noncontrolling Interests	(8,858)	(5,536)

Net Income Attributable to Weatherford	$164,802	$264,201

Basic Earnings Per Share Attributable to Weatherford:
Income from Continuing Operations	$0.24	$0.42
Loss from Discontinued Operation	—	(0.03)

Net Income	$0.24	$0.39

Diluted Earnings Per Share Attributable to Weatherford:
Income from Continuing Operations	$0.23	$0.41
Loss from Discontinued Operation	—	(0.03)

Net Income	$0.23	$0.38

Amounts Attributable to Weatherford Common Shareholders:
Income from Continuing Operations, Net of Taxes	$164,802	$284,069
Loss from Discontinued Operation, Net of Taxes	—	(19,868)

Net Income	$164,802	$264,201

Weighted Average Shares Outstanding:
Basic	698,327	680,190
Diluted	702,636	697,086

1

Weatherford International Ltd.
Selected Income Statement Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Net Revenues:
North America	$837,353	$1,177,936	$1,179,605	$1,012,244	$1,090,362
Middle East/North Africa/Asia	581,946	675,513	637,872	556,251	521,884
Europe/West Africa/CIS	368,843	393,005	408,993	389,563	347,629
Latin America	467,999	388,172	314,326	271,192	236,017

	$2,256,141	$2,634,626	$2,540,796	$2,229,250	$2,195,892

Operating Income (Expense):
North America	$123,036	$296,407	$312,887	$224,252	$291,653
Middle East/North Africa/Asia	134,026	163,238	146,450	130,650	120,674
Europe/West Africa/CIS	74,943	88,158	102,385	99,016	93,213
Latin America	92,217	88,720	69,521	58,355	60,498
Research and Development	(49,021)	(53,564)	(52,026)	(44,430)	(42,639)
Corporate Expenses	(39,599)	(35,355)	(30,750)	(35,275)	(33,632)
Exit and Restructuring	(24,877)	(16,253)	(13,727)	64,356	(74,233)

	$310,725	$531,351	$534,740	$496,924	$415,534

Supplemental Information
(Unaudited)
(In 000’s)

	Three Months
	Ended
	3/31/2009	12/31/2008	9/30/2008	6/30/2008	3/31/2008
Depreciation and Amortization:
North America	$75,098	$80,555	$79,619	$75,093	$74,787
Middle East/North Africa/Asia	57,634	55,587	49,138	45,982	45,736
Europe/West Africa/CIS	34,678	33,825	31,911	27,600	26,621
Latin America	30,442	30,331	23,561	20,368	19,682
Research and Development	1,933	1,931	1,902	1,867	1,694
Corporate	1,609	1,449	1,000	800	768

	$201,394	$203,678	$187,131	$171,710	$169,288

2

We report our financial results in accordance with generally accepted accounting principles (GAAP). However, Weatherford’s management believes that certain non-GAAP performance measures and ratios may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure we may present from time to time is operating income or income from continuing operations excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for operating income, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended March 31, 2009, December 31, 2008 and March 31, 2008. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP.
Weatherford International Ltd.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,		December 31,		March 31,
	2009		2008		2008
Operating Income:
GAAP Operating Income	$310,725		$531,351		$415,534
Exit and Restructuring	24,877	(a)	16,253	(b)	74,233	(c)

Non-GAAP Operating Income	$335,602		$547,604		$489,767

Provision for Income Taxes:
GAAP Provision for Income Taxes	$(32,463)		$(74,321)		$(73,625)
Tax impact of Exit and Restructuring	(3,341	)(a)	—		(7,306	)(c)

Non-GAAP Provision for Income Taxes	$(35,804)		$(74,321)		$(80,931)

Income from Continuing Operations Attributable to Weatherford:
GAAP Income from Continuing Operations	$164,802		$348,118		$284,069
Total Exit and Restructuring, net of tax	21,536	(a)	16,253	(b)	66,927	(c)

Non-GAAP Income from Continuing Operations	$186,338		$364,371		$350,996

Diluted Earnings Per Share From Continuing Operations Attributable to Weatherford:
GAAP Diluted Earnings per Share From Continuing Operations	$0.23		$0.50		$0.41
Total Exit and Restructuring, net of tax	0.04	(a)	0.03	(b)	0.09	(c)

Non-GAAP Diluted Earnings per Share From Continuing Operations	$0.27		$0.53		$0.50

Note (a):	This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government. Also included are severance charges associated with the Company’s reorganization activities.

Note (b):	This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries.

Note (c):	This amount represents investigation costs incurred in connection with on-going investigations by the U.S. government and costs related to the Company’s withdrawal from sanctioned countries. Also included are severance charges associated with the Company’s reorganization activities.

3